Exhibit 99.194

New Entities.... ISO / PX Interface Revenue Validation Outage Mgmt & Coordination Interface efficiently & effectively with ISO Primarily with ISO - Detailed rotocols yet to be established Grid Operation Center as the single point of contact (existing ECC may be used for this purpose) ISO decides how to operate the grid - PGBU operates Data for system integraty: Operational, maintenance and planning information Data for financial settlement: Flow, metering, and other settlement information Validation of ISO decisions and financial settlement Applications to study network operation and duplicate settlement process based all available data - validate TCCs, Access Fees, etc.(may include some of the ISO's applications) Analytical tools for connectivity to MIS Outage Management & Coordination Applications to communicate and coordinate grid operation and outage scheduling with ISO Application for optimal maintenance scheduling

Growth Opportunity - Revenue Enhancement New Product & Services New Load Development & Marketing R/W Leasing Power & Load Throughput Metering Services for Market participants Products / services development & marketing Market / customer needs knowledge Technology watch program P/S development,marketing/customer service procedures & management tools Resource utilization & cost base Cost accounting / benefit analysis tools Market segmentation & risk analysis tools Resource management, scheduling, dispatch tools Project Management program / tools Specialized applications for power quality and network analysis Effective infrastructure / facility management Infrastructure / facility inventory & utilization data Cost (to manage) data Management / Optimization tools Inventory / market analysis of R/W's

Growth Opportunity - Revenue Enhancement Enhance power / load transmitted through grid Real time network analysis tool Dynamic line compensation technology Metering services for market participants Metering infrastructure develoment & maintenance Real-time / revenue data acquisition system & data mgmt New Product & Services New Load Development & Marketing R/W Leasing Power & Load Throughput Metering Services for Market participants

Future KPIs

NEW ENTITIES "ISO/PX"

- ✓Cost to Comply
  - Citations
  - Fines
- ✓Conflicts & consequences
- ✓Interface availability

INCENTIVE RATE MAKING "BPR"

- ✓ O&M /Circuit Mile
- ✓O&M/kWh & KW
- ✓Grid Revenue/Grid Ratebase
- ✓Material Turnover
- ✓Asset Utilization (Loadflow/Capacity)
- ✓CMI
- ✓Customer Outage Frequency
- ✓Reliability Sensibility (CMI Change per $ change)
- ✓Regulatory & Environmental Compliance
- ✓OSHA & Loss Time Accident
- ✓Training Hr. / FTE
- ✓# of Performance Errors
- ✓Control Area Performance

GROWTH OPPORTUNITIES

- ✓Contribution to Overhead & Profit
- ✓Product/Service Ratio
- ✓Backlog $ / MnYr
- ✓Cost of Sales
- ✓Cost of Cash
- ✓Customer Satisfaction
- ✓Market Penetration
- ✓Revenues due to new business opportunities

New KPI

SOUTHERN CALIFORNIA EDISON
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